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                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT ("Agreement"), is dated as of September 18, 2001, among INTERNET AMERICA, INC., a Texas corporation (the "Company"), and WILLIAM O. HUNT (the "Holder"Holder).

                                    RECITALS:

     A. The Holder and the Company are parties to that certain Letter of Credit Security Commitment Agreement (the "Commitment Agreement") pursuant to which, among other things, the Holder will provide security for a letter of credit to be issued on behalf of the Company (the "Letter of Credit").

     B. In the event the Letter of Credit is funded or reduced by the Company, the Company may be required to issue to Holder shares of the Company's common stock, par value $0.01 per share (the "Common Stock") pursuant to the terms of the Commitment Agreement or a Convertible Note or Warrant Agreement issued by the Company in connection with the Commitment Agreement or in accordance with certain preemptive rights granted to Holder under the Commitment Agreement (collectively, the "Shares").

     C. For good and valuable consideration, the receipt of which is hereby acknowledged, the Company is willing to grant the registration rights set forth in this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     Affiliate: the meaning set forth in Rule 12b-2 under the Exchange Act.

     Commitment Agreement: is defined in the Recitals.

     Effectiveness Period: is defined in Section 5.1(b).

     Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Incidental Registration: is defined in Section 3.1.

     Loan: is defined in the Recitals.

     Note: is defined in the Recitals.

     Piggy-Back Request: is defined in Section 3.1.

     Prospectus: the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as

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amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Registrable Securities: the Shares and any other securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, provided that any particular shares of such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such shares shall have become eligible to be sold to the public by the Holder pursuant to Rule 144(k) under the Securities Act, (iii) subsequent disposition of such shares shall not require registration or qualification of them under the Securities Act or of any similar state law then in force; or (iv) such shares shall have ceased to be outstanding.

     Registration: a registration of securities (including Registrable Securities) under the Securities Act.

     Registration Expenses: any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NASDAQ and other registration, listing and filing fees (other than fees and expenses incurred in connection with compliance with state securities or blue sky laws); (ii) all fees and expenses incurred in connection with compliance with the rules for trading securities on the NASDAQ or on any stock exchange on which the Common Stock is traded (including reasonable fees and disbursements of counsel to the underwriters in connection with such compliance and the preparation of a Blue Sky Memorandum and legal investment survey), (iii) all expenses of printing, distributing, mailing and delivering, any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custodian,
(vi) the expenses customarily borne by the issuer incurred in connection with making road show presentations, if any, to facilitate the distribution and sale of Registrable Securities, and (vii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

     Registration Request: is defined in Section 2.

     Registration Statement: any registration statement of the Company that covers any Registrable Securities filed or to be filed pursuant to this Agreement in connection with a Registration of Registrable Securities pursuant to Sections 2 or 3, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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     Rule 144(k): Rule 144(k) (or any successor provision) under the Securities
Act.

     SEC: the Securities and Exchange Commission.

     Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Underwritten Registration or Underwritten Offering: a Registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

     SECTION 2. Registration Upon Demand.

     2.1 At any time during the term of this Agreement, the Holder of a majority of the Registrable Securities then outstanding may deliver to the Company one, and only one, written request that all, or a portion, of the Registrable Securities be registered (in an underwritten public offering or otherwise) pursuant to the terms of this Agreement (a "Demand Registration Request").

     2.2 In addition to the registration rights provided in Section 2.1 above, at any time, and from time to time, during the term of this Agreement if at any time the Company is eligible to use SEC Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, the Holder of a majority of the Registrable Securities then outstanding may deliver to the Company a written request that all, or a portion, of the Registrable Securities be registered (in an underwritten public offering or otherwise) on such form (an "S-3 Registration Request, and together with a Demand Registration Request, a "Registration Request"). The Company will use its best commercial efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.

     2.3 Within 31 days after a Registration Request, the Company shall prepare and file a Registration Statement on the appropriate SEC form to effect the Registration of all Registrable Securities which the Company has been requested to register pursuant to the Registration Request, to the extent requisite to permit the public disposition of such Registrable Securities. The Company shall use its best commercial efforts to cause the Registration Statement that is the subject of this Section 2 to be declared effective by the SEC upon the earlier to occur of (a) 90 days after the date of the Registration Request, (ii) 60 days following the filing of the Registration Statement, or (iii) five business days after receipt of a "no review" or similar letter from the SEC. Should the Registration Statement not relate to the entire number of Registrable Securities requested by the Holder in the Registration Request, the Company shall be required to promptly file a separate Registration Statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such Registrable Securities that then remain unregistered. The provisions of this Agreement shall relate to such separate Registration Statement as if it were an amendment to the Registration Statement filed pursuant to the Registration Request.

     2.4 Notwithstanding the foregoing, if the Company furnishes to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for a Registration Upon Demand to be effected at such time, then, the Company shall have the right to defer the filing of the Registration Upon Demand for a period of

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not more than one hundred twenty (120) days after receipt of the Registration
Request under Section 2.1.

     SECTION 3. Incidental Registration Rights.

     3.1 Requests for Incidental Registration. If the Company proposes to register any of its equity securities (other than pursuant to a Registration on Form S-4 or S-8 or any successor form) and the Registration form to be used may be used for Registration of the Registrable Securities, it will give prompt written notice to the Holder of its intention to effect such Registration (the "Incidental Registration"). Within ten business days of receiving such written notice of an Incidental Registration, the Holder may make a written request (the "Piggy-Back Request") that the Company include in the proposed Incidental Registration all, or a portion, of the Registrable Securities owned by the Holder (which Piggy-Back Request shall set forth the Registrable Securities intended to be disposed of by the Holder and the intended method of disposition thereof).

     3.2 Obligation to Effect Incidental Registration..

         (a) The Company will use its best commercial efforts to include in any Incidental Registration all Registrable Securities which the Company has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

         (b) Notwithstanding the preceding Sections 3.1 and 3.2(a):

               (i) the Company shall not be obligated pursuant to this Section 3 to effect a Registration of Registrable Securities requested pursuant to a timely Piggy-Back Request if the Company discontinues the related Incidental Registration at any time prior to the effective date of any Registration Statement filed in connection therewith; and

               (ii) if a Registration pursuant to this Section 3 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise the Company that, in its opinion, the number of securities requested and otherwise proposed to be included in such Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such Registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company proposes to sell for its own account in such Registration and second, the Registrable Securities of the Holder requesting to be included in such Registration and all other securities requested to be included in such Registration on a pro rata basis.

     SECTION 4. Underwriters.

     4.1 Underwritten Offers. The provisions of this Section 4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 2, 3 and 5, to any Registration which is an underwritten offering.

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     4.2 Selection of Underwriters. If a Registration of Registrable Securities
is being effected pursuant to Section 3 and such securities are to be distributed by or through one or more underwriters, the Company shall have the right to select one or more underwriters to administer the offering.

     4.3 Participation in Underwritten Registrations. A Holder may not participate in any underwritten Registrations hereunder unless the Holder agrees to sell the Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company. 4.4 Holdback Agreement of the Holder. If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to use reasonable efforts to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 3, each of the Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, of any other equity securities of the Company, or of any securities convertible into or exchangeable for any equity securities of the Company, within 15 days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required) after the effective date of the Registration Statement relating to such Registration, except as part of such Registration or with the prior written consent of the Company and the managing underwriter, if any.

     SECTION 5. Registration Procedures.

     5.1 Obligations of the Company. If and whenever the Company is required pursuant to Section 2 or Section 3 to effect a Registration of Registrable Securities, the Company shall, subject to the provisions of Section 2 or Section 3:

     (a) prepare and file with the SEC a Registration Statement covering such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

     (b) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement and Prospectus used in connection therewith effective at least until the earlier of (i) 90 days after the effective date of such Registration Statement, and (ii) the completion of the distribution by the Holder of all of the Registrable Securities covered by such Registration Statement (the "Effectiveness Period");

     (c) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states within the United States as the Company determines, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, subject itself to taxation in any state wherein it is not so subject, or take any action which would subject it to general service of process in any state wherein it is not so subject; and

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     (d) (i) notify the Holder of Registrable Securities covered by such
Registration Statement if, to its knowledge, such Registration Statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify the Holder of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if, to its knowledge, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as practicable, prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The Holder agrees that upon receipt of any notice from the Company pursuant to Section 5.1(d), the Holder will promptly discontinue the Holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder shall have received notice from the Company that such Registration Statement has been amended and/or copies of the supplemented or amended Prospectus contemplated by Section 5.1(d) have been furnished. If so directed by the Company, the Holder of Registrable Securities will deliver to the Company all copies, other than permanent file copies, in the Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

     5.2 Seller Information. The Company may require the Holder of any Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as shall be required by law in connection therewith. The Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not materially false or misleading.

     SECTION 6. Registration Expenses. The Company shall pay all Registration Expenses arising from or incidental to the performance of, or compliance with, this Agreement, provided that the Holder requesting such Registration shall bear any transfer taxes applicable to its Registrable Securities registered thereunder, customary (both as to type and amount) commissions, discounts or other compensation payable to the underwriters (including fees and expenses of underwriters' counsel), selling brokers, managers or other similar persons engaged in the distribution of any of the Registrable Securities, and the fees and expenses of the Holder's own counsel.

     SECTION 7. Indemnification.

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     7.1 Indemnification by the Holder of Registrable Securities. The Company
may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to this Agreement that the Company shall have received an undertaking satisfactory to it from the Holder to indemnify, defend and hold harmless, the Company, its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company from and against any and all losses, claims, damages and liabilities, joint or several, to which any of the foregoing may become subject, under the Securities Act or otherwise, based upon or arising out of any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any preliminary prospectus, final Prospectus or summary Prospectus, or any amendment or supplement thereto, or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in the preparation of such Registration Statement, preliminary prospectus, final Prospectus, summary Prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by the Holder.

     7.2 Indemnification by the Holder of Registrable Securities. The Company shall indemnify, defend and hold harmless, the Holder, its its heirs, assigns, attorneys and representatives from and against any and all losses, claims, damages and liabilities, joint or several, to which any of the foregoing may become subject, under the Securities Act or otherwise, based upon or arising out of any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any preliminary prospectus, final Prospectus or summary Prospectus, or any amendment or supplement thereto, or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by the Company expressly for use in the preparation of such Registration Statement, preliminary prospectus, final Prospectus, summary Prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder and shall survive the transfer of such Registrable Securities by the Holder.

     7.3 Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 7 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

     7.4 Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering

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realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 7.3 except to the extent and under such circumstances as such party would have been liable to indemnify under this
Section 7 if such indemnification were enforceable under applicable law.

     SECTION 8. Miscellaneous.

     8.1 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     8.2 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the Holder of such Registrable Securities for purposes of any request or other action by the Holder pursuant to this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     8.3 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding, and (c) the date on which the Holder may resell all of the Registrable Securities under Rule 144(k); provided, however, that the parties' obligations under Section 7 shall survive the termination of this Agreement.

     8.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram:

              (i)  If to the Holder, at:

                   William O. Hunt
                   17604 Woods Edge Drive
                   Dallas, Texas 75287

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                   with a copy to:

                   Vinson & Elkins L.L.P.
                   3700 Trammell Crow Center
                   2001 Ross Avenue
                   Dallas, Texas 75201
                   Attention: Winston Oxley

              (ii) If to the Company, at:

                   Internet America, Inc.
                   One Dallas Centre
                   350 N. St Paul, Suite 3000
                   Dallas, Texas 75201
                   Attention: Jack T. Smith

                   with a copy to:

                   Jackson Walker L.L.P.
                   901 Main Street
                   Suite 600
                   Dallas, Texas 75202
                   Attention: Richard Dahlson

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     8.5 Amendments; Waivers; etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

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     8.6 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     8.8 Successors, Assigns and Transferees. This Agreement shall be assignable or otherwise transferable by the Holder upon written notice to the Company of such assignment or transfer. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.9 No Third Party Beneficiaries. Except as provided in Section 8 with respect to indemnification of certain third parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     8.10 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     8.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     8.12 Confidentiality. The Holder shall treat as confidential and shall not use confidential information of the Company acquired from the Company pursuant to this Agreement except in accordance with the terms and provisions of this Agreement and the Holder's rights and obligations hereunder, and will not disclose the same or any part thereof to any third party without the prior written approval of the Company; provided, however, that nothing contained herein shall in any way restrict or impair a Holder's right to use, disclose, or otherwise deal with any information of the Company which:

         (a) at the time of the disclosure is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the Holder;

         (b) was in the Holder's possession prior to the time of disclosure hereunder and was not acquired directly or indirectly from the Company;

         (c) is independently made available to the Holder as a matter of right by a third party, or

         (d) was developed independent of the confidential information obtained from the Company.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       INTERNET AMERICA, INC.

                                       By: /s/ Jack T. Smith
                                           -------------------------------------
                                       Name: Jack T. Smith
                                       Title: Chief Executive Officer

                                       /s/ William O. Hunt
                                       -----------------------------------------
                                       William O. Hunt

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